EXHIBIT  1.A(1)
                                                                   --------
                       LUTHERAN BROTHERHOOD VARIABLE
                         INSURANCE PRODUCTS COMPANY

                     MINUTES OF SPECIAL MEETING OF THE
                             BOARD OF DIRECTORS

                               July 27, 1984

      Pursuant to call, consent to and waiver of notice signed by all of the Directors, a special meeting of the Board of Directors of Lutheran Brotherhood Variable Insurance Products Company was held at the offices of the Company in Minneapolis, Minnesota on July 27, 1984.

      The following, being all of the Directors of the Company, were present: Messrs. Clair E. Strommen, Rolf F. Bjelland, Luther O. Forde, Robert P. Gandrud, and David J. Larson.

      Mr. Strommen presided as Chairman of the meeting and Mr. Larson was Secretary.

      The Chairman, declaring that a quorum was present for the holding of the meeting, called the meeting to order.

      The purpose of the meeting was to establish the separate account necessary for the Company's planned flexible premium variable life insurance and to authorize management of the Company to proceed with the development of this product and obtain the necessary state and federal approvals for the issuance of such product. After general discussions about the various aspects of this Company's marketing plans and strategies, it was, upon motion duly made, seconded and unanimously passed:

      RESOLVED that, pursuant to Minnesota Statutes, Sections 61A.13 to 61A.22, the Company establish and operate, and the Company hereby establishes, a separate account under the name "LBVIP Variable Insurance Account" (the "Account"), for assets to be held and applied exclusively for the benefit of the holders of flexible premium variable life insurance contracts issued by the Company and designated by the Company as contracts under which the dollar amount of death benefits may and the cash value thereof shall vary so as to reflect the investment results of the Account, and the assets held in the Account shall not be chargeable with liabilities arising out of any other business the Company may conduct but shall be held and applied exclusively for the benefit of the holders of such contracts.

      RESOLVED that the Account be registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and that application be made for exemptions from such provisions of the 1940 Act as the President, and Vice President, the Secretary or the Treasurer of the Company may deem necessary or advisable.

      RESOLVED that the President, any Vice President, the Secretary or the Treasurer of the Company is hereby authorized, for and on behalf of the Company and with respect to the Account, to execute and file with the Securities and Exchange Commission a notification of registration and a registration statement on Forms N-8A and N-8B-2, respectively, or other applicable forms, for the registration of the Account under the 1940 Act and to execute and file notification of claim of exemptions, or application for exemptions, from provisions of the 1940 Act, all in such form as such officer may approve, with such amendments, exhibits and other supporting documents thereto, and to execute and deliver all such other and further instruments, and to take such other and further action in connection therewith, as such officer may deem necessary or advisable.

      RESOLVED that the President, any Vice President, the Secretary or the Treasurer of the Company is hereby authorized, for and on behalf of the Company, to execute and file with the Securities and Exchange Commission a registration statement on Form S-6, or other applicable form, for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of variable life insurance contracts to be issued by the Company in connection with the Account and other interests in the Account, in such form as such officer may approve, with such amendments, exhibits and other supporting documents thereto, and to execute and deliver all such other and further instruments, and to take such other and further action in connection therewith, as such officer may deem necessary or advisable.

      RESOLVED that David J. Larson is hereby designated as the person authorized to receive notices and communications from the Securities and Exchange Commission with respect to such registration statements to be filed under the 1933 Act, with the powers conferred upon him as such person by the 1933 Act and the rules and regulations of such Commission issued thereunder.

      RESOLVED that the President, any Vice President, the Secretary or the Treasurer of the Company, and such other officers and employees of the Company as the President of the Company may designate, and each of them, are hereby authorized, for and on behalf of the Company, to execute such other and further instruments (including, without limitation, a distribution agreement with respect to sale of the contracts and a service agreement with Lutheran Brotherhood), and to take such other and further action, as they, or any of them, may deem necessary or advisable to carry out the purposes of the foregoing resolutions.

      There being no further business to come before the meeting, it was, upon motion, adjourned.
                                                   /s/CLAIR E. STROMMEN
                                                ----------------------------
                                                 Clair E. Strommen

                                                   /s/ROLF F. BJELLAND
                                                ----------------------------
                                                 Rolf F. Bjelland

                                                   /s/LUTHER O. FORDE
                                                ----------------------------
                                                 Luther O. Forde

                                                   /s/ROBERT P. GANDRUD
                                                ----------------------------
                                                 Robert P. Gandrud

                                                   /s/DAVID J. LARSON
                                                ----------------------------
                                                 David J. Larson

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